THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE LAW. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW.


No. W-__


                  WARRANT FOR THE PURCHASE OF
                 156,000 SHARES OF COMMON STOCK
                               OF
                       CASH SYSTEMS, INC.

                    (A Delaware Corporation)


     Cash Systems, Inc., a Delaware corporation, formerly known as Unistone, Inc., a Delaware corporation (the "Company"), and successor to Cash Systems, Inc., Minnesota corporation ("CS"), hereby certifies that Corporate Capital Management, LLC, a Minnesota limited liability company, or its registered permitted assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time during the period commencing October 9, 2001 and ending on July 13, 2006, 156,000 shares of Common Stock, $0.01 par value, of the Company (the "Common Stock"), at a purchase price equal to $1.50 per share. The number of shares of Common Stock purchasable upon exercise of this Warrant, and the purchase price per share, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price", respectively. This Warrant shall replace and supercede in its entirety that certain Warrant For The Purchase of 156,000 Shares of CS in favor of Registered Holder dated July 13, 2001, which is of no further force and effect and which was exchanged for this Warrant pursuant to a Plan of Reorganization and Stock Exchange Agreement, dated October 9, 2001, by and among the Company and CS and others.

     1.   Exercise.

          (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Registered Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed purchase form and notice of such election in which event the Company shall issue to the Registered Holder a number of shares of Common Stock computed using the following formula:

                    X = Y(A-B)
                          A

     Where X =      the number of shares of Common Stock to be issued to the
Registered Holder

          Y=   the number of shares of Common Stock purchasable under the
Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

          A=   the fair market value of one share of the Company's Common
Stock (at the date of such calculation)

          B=   the Purchase Price (as adjusted to the date of such
calculation)

For purposes of the above calculation, fair market value of one share of Common Stock shall be the average for the five (5) day trading period ending on the day immediately prior to the date of exercise (as set forth herein) of the mean between the low bid and high asked closing prices for the Common Stock quoted on the over-the-counter market as reported by the listed market makers in the Common Stock or, if this is not applicable, then on the basis of the then fair market value of the Common Stock as shall be reasonably determined by the Board of Directors of the Company.

          (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Warrant shall have been surrendered to the Company as provided in Subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrants shall be issuable upon such exercise as provided in Subsection 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

          (c) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

               (i) a certificate or certificates for the number of whole shares of Warrant Stock to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to
Section 3 hereof; and

               (ii) in case such exercise is in part only, a new Warrant or Warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant, less the number of such shares of Warrant Stock purchased by the Registered Holder upon such exercise as provided in Subsection 1(a) above.

          (d) Unless registered under the Securities Act of 1933, as amended (the "Act"), each certificate for Warrant Stock purchased upon exercise of this Warrant shall bear a legend as follows:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law."

         (e) Notwithstanding the foregoing, the Registered Holder agrees that the shares of Common Stock may be purchased hereunder only upon and after the Closing (as defined by the Promissory Note).

     2.   Adjustments.

          (a) If the outstanding shares of the Common Stock shall be subdivided or split into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

          (b) If there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in Subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution, then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof (to the extent, if any, still exercisable) the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, such Registered Holder had held the number of shares of Warrant Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

          (c) No adjustment in the per share Purchase Price shall be required unless such adjustment would require an increase or decrease in the Purchase Price of at least $0.01; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 2 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the per share Purchase Price, in addition to those required by this Section 2, as in its discretion it shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

          (d) Upon the happening of any event requiring an adjustment of the Purchase Price hereunder, the Company shall forthwith give written notice thereto to the Registered Holder of this Warrant stating the adjusted Purchase Price and the adjusted number of shares of Warrant Stock purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such notice shall be final and binding thirty (30) days after its delivery, unless the Registered Holder objects thereto by written notice to the Company within such time period.

     3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the mean between the low bid and high asked prices for the Warrant Stock on the over-the-counter market as reported by the listed market makers in the Common Stock on the trading day immediately prior to the date of exercise, or if this is not applicable, then on the basis of the then market value of the Warrant Stock as shall be reasonably determined by the Board of Directors of the Company.

     4. Certain Dividends. It is within the sole discretion of the Board of Directors of the Company to determine whether a dividend or distribution shall be paid. In any event, the Company shall not pay a dividend or make a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock.

     5.   Notices of Record Date, etc.  In case:

          (a) the Company shall make a record of the holders of its Common Stock (or other securities at the time issuable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution (other than a dividend or distribution payable solely in capital stock of the Company or out of funds legally available therefor), or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, and in each case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be made for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities as are at the time issuable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date, for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.

     6. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

     7. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     8.   Registration Rights.

          8.1  "Piggy-Back" Registration.

          8.1.1 Grant of Right. The Registered Holder of this Warrant shall have the right to include all or any portion of this Warrant requested by the Registered Holder and all of the securities underlying such Warrant, including the Warrant Stock underlying this Warrant (collectively, the "Registerable Securities"), as part of any registration of securities filed by the Company pursuant to the Act (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8).

          8.1.2 Terms. The Company shall bear all fees and expenses attendant upon registering the Registerable Securities, but the Registered Holder shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Registered Holder to represent it in connection with the sale of the Registerable Securities. In the event of such a proposed registration, the Company shall furnish the Registered Holder of outstanding Registerable Securities with not less than thirty (30) days' written notice thereof prior to the proposed date of filing of such registration statement. Such notice to the Registered Holder shall continue to be given for each registration statement filed by the Company until such time as all of the Registerable Securities have been sold by the Registered Holder. The Registered Holder of the Registerable Securities shall exercise the "piggy-back" rights provided for herein by giving written notice, within twenty (20) days of the receipt of the Company's notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above "piggyback" rights to remain effective for at least nine (9) months from the date that the Registered Holder of the Registerable Securities are first given the opportunity to sell all of such securities.

          8.1.3 If a registration pursuant to this Section 8.1 involves an underwritten offering and the senior managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to each such selling stockholder) that, in its opinion, the number of Registerable Securities requested to be included in such registration would adversely affect such offering, then the Company shall include in such registration, to the extent of the number which the Company is so advised can be sold in, or during the time of, such offering, first, all securities proposed by the Company to be sold for its own account, and second, the Registerable Securities of the selling stockholders, apportioned pro rata (as nearly as practicable) among the selling stockholders according to the total amount of Registerable Securities proposed to be sold by each or in such other proportions as shall be mutually agreed upon by such selling stockholders.

          8.1.4 If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection therewith, the Company shall determine for any reason not to register, or to delay registration of, such securities, the Company may, at its election, give written notice of such determination to each such selling stockholder. In the case of a determination not to register, the Company shall be relieved of its obligation to register any Registerable Securities in connection with such registration (but not its obligation to pay Registration Expenses incurred in connection with such registration), and in the case of a determination to delay registering, the Company shall be permitted to delay registering any Registerable Securities in connection with such registration for as long as the Company delays the registration of its own securities. There shall be no limit to the number of registrations that may be requested pursuant to this Section 8.1.4.

          8.1.5 Upon receipt of any notice from the Company that the Company is aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, each Selling Stockholder shall forthwith discontinue disposition of the Registerable Securities pursuant to the registration statement covering such Registerable Securities until such Selling Stockholder's receipt of copies of an amended or supplemented prospectus necessitated thereby.

          8.1.6 Each Registered Holder agrees, only if such Registered Holder's Registerable Securities are included in an Underwritten Offering, not to effect any public sale of distribution, including any sale pursuant to Rule 144 under the Act, of any shares of Common Stock, or of any security convertible into or exchangeable or exercisable for any shares of Common Stock (other than as part of such Underwritten Offering), without the consent of the Managing Underwriter, during the period designated by the Managing Underwriter, prior to and after the effective date of such registration.

          8.1.7 The Company agrees, if so required by the Managing Underwriter, not to effect any public sale or distribution of any of its equity or debt securities, as the case may be, or securities convertible into or exchangeable or exercisable for any of such equity or debt securities, as the case may be, during a reasonable period to be agreed upon by the Company and the Managing Underwriter, except for such Underwritten Offering or except in connection with a stock option plan, stock purchase plan, savings or similar plan, dividend reinvestment plan, or an acquisition, merger or exchange offer.

          8.2  General Terms.

          8.2.1  Indemnification.

               (a) The Company shall indemnify the Registered Holder of the Registerable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Registered Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement except as and to the extent to which the Registered Holder may be obliged to indemnify the Company as provided in Paragraph (b) hereof.

               (b) The Registered Holder of the Registerable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Registered Holder, or their successors or assigns, in writing, for specific inclusion in such registration statement.

          8.2.2 Exercise of Warrants. Nothing contained in this Warrant shall be construed as requiring the Registered Holder to exercise this Warrant prior to or after the initial filing of any registration statement or the effectiveness thereof.

          8.2.3 Documents Delivered to Registered Holder. The Company shall furnish to each Registered Holder participating in any of the foregoing offerings and to each underwriter of any such offering, if any, a signed counterpart, addressed to such Registered Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to each Registered Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Registered Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Registered Holder shall reasonably request.

          8.2.4 Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s) selected by the Company in its sole discretion. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Registered Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Registered Holder shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Registered Holder. Such Registered Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Registered Holder, their shares of Common Stock and their intended methods of distribution.

          8.2.5 Documents to be Delivered by the Registered Holder. Each of the Registered Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

     9.   Transfers, etc.

               (a) Subject to compliance with all federal and state securities laws, this Warrant may be assigned by the Registered Holder without the prior written consent of the Company, provided that the assignor shall within ten (10) days after such assignment furnish the Company with written notice of the name and address of the assignee under such assignment. This Warrant shall be binding upon and inure to the benefit of and shall be enforceable by the Registered Holder and the Company and their respective successors and permitted assigns.

               (b) The Company will maintain a register (the "Warrant Register") containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its, his or her address as shown on the Warrant Register by written notice to the Company requesting such change.

               (c) Until any transfer of this Warrant is made in the Warrant Register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     10. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, sent by reputable overnight delivery or by facsimile to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, sent by reputable overnight delivery or by facsimile to the Company at its offices at Cash Systems, Inc., 3201 West County Road 42, Suite 106, Burnsville, Minnesota 55306, Attn: Christopher D. Larson, or to such other address as the Company shall so notify the Registered Holder.

     11. No Rights as Stockholders. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company, except as otherwise provided herein.

     12. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against whom enforcement of the change or waiver is sought.

     13. Headings. The headings of this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     14. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of Minnesota without regard to the principles of conflict of law.

     15. Venue. The Company and the Registered Holder (a) agree that any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in the state or federal courts located in the State of Minnesota, (b) waive any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (c) irrevocably consents to the jurisdiction of the state and federal courts located in the State of Minnesota in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the state or federal courts located in the State of Minnesota and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

Dated: October 9, 2001             CASH SYSTEMS, INC.



                                   By: ____________________________
                                          Name: ______________________
                                          Title:______________________

                            EXHIBIT A

                          PURCHASE FORM



To:  Cash Systems, Inc.
     3201 West County Road 42
     Suite 106
     Burnsville, Minnesota 55306

                                             Dated: ____________,


     In accordance with the provisions set forth in the attached Warrant (No. __), the undersigned hereby irrevocably elects to purchase __________ shares of the Common Stock covered by such Warrant and herewith makes payment of $____________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

     If the Warrant Shares have not been registered under the Securities Act of 1933, as amended or the securities laws of any other jurisdiction, the undersigned acknowledges, represents and warrants to, and agrees with the Company as follows:

     The undersigned is not a member of the National Association of Securities Dealers, Inc. (the "NASD"), has not, for a period of 12 months prior to the date of this Purchase Form, been affiliated or associated with any company, firm, or other entity which is a member of the NASD, and does not own stock or other interest in, and is not a creditor of, any member of the NASD (other than interests acquired in open market purchases);

     The undersigned is an "accredited investor" as defined in Section 2(a)(15) of the Securities Act of 1933, as amended (the "Securities Act") and in Rule 501 promulgated thereunder;

     The Company has advised the undersigned that (i) the Warrant Shares have not been registered under the Securities Act, nor pursuant to the securities laws of certain states, in reliance on specific exemptions from registration thereunder, and (ii) no securities administrator of any state or the Federal government has recommended or endorsed the sale of the Warrant Shares or made any findings or determination relating to the fairness of an investment in the Company;

     The undersigned is authorized and qualified to become an investor in the Company and the person signing this Purchase Form on behalf of the undersigned has been duly authorized to do so;

     The undersigned has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, the Company or its representatives necessary to verify the accuracy of the information furnished by or obtained from the Company or otherwise concerning the assets, liabilities, business condition (financial or otherwise) and prospects of the Company;

     The undersigned acknowledges that no oral or written statement or inducement which is contrary to the information described above has been made by or on behalf of the Company to it;

     The undersigned has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Company;

     The undersigned acknowledges that the Company and its business, legal and accounting advisors and consultants have not provided any business, legal, investment or tax advice to the undersigned and no statement by any of such persons or entities should be construed as such;

     The undersigned is acquiring the Warrant Shares solely for its own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person has a direct or beneficial interest in such shares;

     The undersigned will not sell or otherwise transfer the Warrant Shares without registration under the Act or an exemption therefrom and fully understands and agrees that the undersigned must bear the economic risk for an indefinite period of time because, among other reasons, such stock has not been registered under the Securities Act or under the securities law of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable state securities laws or unless an exemption from such registration is available. The undersigned understands that any transferee of the Common Stock may be required to meet the same standards that may be required of the Undersigned (i.e., a transferee may have to be an accredited investor). The undersigned further understands that the Company is not under any obligation to register the Warrant shares on the Lender's behalf except as provided in the Warrant or to assist the Lender in complying with any exemption from registration;

     Within five days after receipt of a request from the Company, the undersigned hereby agrees to provide such information and to execute and deliver such documents as may be reasonably necessary to comply with any and all laws and ordinances to which the Company is subject; and

     The undersigned acknowledges that the Company will affix appropriate legends on each certificate representing the Warrant Shares of Common Stock, including the following:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THAT ACT, OR AN OPINION FROM COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."





                              By:  ________________________________
                                        Name:
                                        Title: